UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report:   April 22, 2002
                                                 ---------------


                          INTERNATIONAL WIRELESS, INC.
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             (Exact name of Registrant as Specified in Its Charter)


         Maryland                      000-27045                36-4286069
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(State or Other Jurisdiction    (Commission File Number)     (IRS  Employer
of  Incorporation)                                         Identification  No.)


                              120 Presidential Way
                                Woburn, MA 01801
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code:  (781) 939-7252
                                                          -----------------


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          (Former name or former address, if changes since last report)



ITEM  5.  OTHER EVENTS.


     By a Special Meeting of the Shareholders held on the 22nd day of April, 2002 at the Company's office in Woburn, Massachusetts, a quorum representing 7,397,011 issued shares being present, it was unanimously approved that Adam D. Young, the son of Stanley A. Young, the former Chairman of the Board and major shareholder who retired on April 5, 2002 due to personal reasons, be elected to the Board of Directors of the Company until the next Annual Meeting of Shareholders, whereby hereafter, the Board of Directors will consist of Dr. Ira
W.  Weiss  as  Chairman,  Graham  Paxton,  Michael  Dewar  and  Adam  D.  Young.


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     For the past five years, Mr. Young has worked in the real estate investment and development field as President of Young Development Corp. Previously, Mr. Young worked as a venture capitalist investing primarily in computer hardware, computer software and telecommunications firms. Mr. Young continues to invest in high tech firms and maintains an ownership position in many promising private companies. He is a significant shareholder in SEEC, Inc. (Nasdaq: SEEC) which provides technologies for using the internet to access legacy data from mainframe systems. Mr. Young received an A.B. degree from Harvard College in 1986.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 24, 2002                              International Wireless, Inc.
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                                                    (Registrant)

                                                    /s/  Michael  Dewar
                                                    ----------------------------
                                                      Michael Dewar,  COO and
                                                      Secretary




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